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                                                                    EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            PRATT HOTEL CORPORATION


  Pursuant to Section 242 of the Delaware General Corporation Law (the "DGCL"), Pratt Hotel Corporation, a Delaware corporation (the "Corporation"), for purposes of amending its Certificate of Incorporation, DOES HEREBY CERTIFY AS
FOLLOWS:

  FIRST, that the Corporation's Certificate of Incorporation is amended by deleting in its entirety existing ARTICLE FIRST and inserting in lieu thereof a new ARTICLE FIRST, reading as follows:

  "FIRST:  The name of the Corporation is GREATE BAY CASINO CORPORATION."

  SECOND, that this Certificate of Amendment of the Corporation's Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the DGCL and has been approved by the written consent of the holders of a majority of the Corporation's outstanding common stock, par value $0.10 (the "Common Stock"), in accordance with the provisions of Section 228 of the DGCL, and written notice of such approval of this Certificate of Amendment of the Corporation's Certificate of Incorporation has been given in accordance with the provisions of Section 228 of the DGCL to those holders of Common Stock who have not so approved this Certificate of Amendment.

  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by William D. Pratt, its Executive Vice President, General Counsel and Secretary, to be effective as of the 31st day of December, 1996.

                                PRATT HOTEL CORPORATION

                                (to be renamed herewith
                                GREATE BAY CASINO CORPORATION)



                                    By:   /s/ William D. Pratt
                                          -------------------------------
                                          William D. Pratt
                                          Executive Vice President, General
                                          Counsel and Secretary